Exhibit 10.36

Addendum VIII

to

Sprint PCS Management Agreement

Dated as of September 28, 2007

Manager:	SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

Service Area BTAs:	Altoona, PA #12

Hagerstown, MD-Chambersburg, PA-Martinsburg, WV #179

Harrisburg, PA #181

Harrisonburg, VA #183

Washington, DC (Jefferson County, WV only) #471

Winchester, VA #479

York-Hanover, PA #483

This Addendum VIII (this “Addendum”) contains amendments to the Sprint PCS Management Agreement, dated November 5, 1999, between Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P. and Shenandoah Personal Communications Company (the “Management Agreement.) The Management Agreement was amended by:

(1)	Addendum I dated as of November 5, 1999,

(2)	Addendum II dated as of August 31, 2000,

(3)	Addendum III dated as of September 26, 2001,

(4)	Addendum IV dated as of May 22, 2003,

(5)	Addendum V dated as of January 30, 2004,

(6)	Addendum VI dated as of May 24, 2004, and

(7)	Addendum VII dated as of March 13, 2007.

The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark License Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for the express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

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Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

This Addendum is effective on September 28, 2007 (the “Effective Date”).

A.          On the Effective Date, the Management Agreement and the Schedule of Definitions are amended as follows:

1.	A new Section 3.7 is added reading as follows:

3.7 PowerSource Products and Services. In addition to selling Sprint PCS Products and Services, Manager and Manager Distributors will sell PowerSource Products and Services in the Service Area. Manager may not sell any other product or service that is capable of using both the Sprint PCS Network and the iDEN Network without the written permission of Sprint PCS. Manager and Manager Distributors must comply with all requirements that Sprint PCS may elect to implement relating to the sale of PowerSource Products and Services as long as the requirements also apply to the sale of PowerSource Products and Services by Sprint PCS and its Related Parties. Manager will be responsible for all handset costs (including any applicable handset subsidies) and any commissions paid to any Manager employee or Manager Distributor that sells a PowerSource Phone that is activated in the Service Area. Manager will not be entitled to any compensation under the Distribution Agreement for any sale of PowerSource Products and Services. PowerSource Phones and related accessories will be made available to Manager in the same manner in which telephones that operate exclusively on the Sprint PCS Network and related accessories are made available to Manager.

2.	Section 2.3(d)(i) is deleted in its entirety and replaced with the following:

(i) Sprint PCS may cause Sprint PCS Products and Services and PowerSource Phones and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and the Sprint PCS National or Regional Distribution Program Requirements:

3.	The first sentence of the second paragraph of Section 10.2 of the Management Agreement is deleted and replaced with the following:

“Billed Revenue” is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated (the “Billed Month”) for (A) Sprint PCS Products and Services and (B) PowerSource Products and Services related to all Customer accounts assigned to the Service Area, except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in Section 10.2.3 through 10.2.6, 10.4 and 10.8), (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g. Customer Taxes and USF Charges) and (iv) other amounts identified in this agreement as not included Billed Revenue (these Customer Accounts being “Manager Accounts”).

4.	A new section 10.2.7 is hereby added to the Management Agreement:

Manager will pay the PowerSource Fee for each PowerSource Phone that is activated during any month in a CSA assigned to the Service Area, regardless of when the PowerSource Phone is subsequently deactivated (including, specifically, but not limited to any deactivation arising from an early termination or return of a phone by a customer or fraudulent sales of PowerSource Phones). The PowerSource Fee will not be reduced by any Allocated Write Off. Sprint may credit the amounts due to Manager under this Section 10 for any month by the amount of the PowerSource Fee due to Sprint PCS or a Related Party for that month.

5.	The first sentence of Section 10.3.2.2 of the Management Agreement is deleted and replaced with the following:

The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory (including PowerSource Phones and related accessories) are referred to as “Customer Equipment Credits.”

6.	Section 10.3.2.5 of the Management Agreement is deleted in its entirety and replaced with the following:

10.3.2.5

Customer Equipment Charges. The amount that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased (including PowerSource Phones and related accessories) are referred to as “Customer Equipment Charges”.

7.	The first sentence of Section 10.10 of the Management Agreement is replaced with the following:

Each Business Day, Manager will deposit into bank accounts and authorize Sprint PCS or a Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for the Sprint PCS Products and Services and PowerSource Products and Services.

8.	The following are new definitions on the Schedule of Definitions:

“iDEN Network” means the wireless network operated by Related Parties of Sprint PCS in the 800 MHz and 900 MHz spectrum range utilizing iDEN technology.

“PowerSource Fee” means a one-time fee of $120 that Manager pays to Sprint PCS (or a Related Party designated by Sprint PCS) for each PowerSource Phone that is activated during any month in a CSA assigned to the Service Area.

“PowerSource Products and Services” means those telephones that Sprint PCS elects to market under the PowerSource brand name that provide voice and data capabilities on the Sprint PCS Network and push to talk capability on the iDEN Network operated by Related Parties of Sprint PCS (“PowerSource Phones”), together with the wireless services accessible from a PowerSource Phone that use the iDEN Network and accessories for the PowerSource Phones.

9.

Manager and Sprint PCS’ Representations. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party’s right or obligation to consummate the transactions contemplated by this Addendum.

10.

Counterparts. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

The parties have caused this Addendum VIII to be executed as of the date first above written.

SPRINT SPECTRUM L.P.

By:

Name:

Title:

WIRELESSCO, L.P.

By:

Name:

Title:

APC PCS, LLC

By:

Name:

Title:

PHILLIECO, L.P.

By:

Name:

Title:

SPRINT COMMUNICATIONS COMPANY L.P.

By:

Name:

Title:

NEXTEL COMMUNICATIONS, INC.

By:

Name:

Title:

SHENANDOAH PERSONAL

COMMUNICATIONS COMPANY

By:

Name:

Title: